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                                                                    EXHIBIT 23.1

                         Independent Auditors' Consent


The Board of Directors
The viaLink Company:

We consent to incorporation by reference in the registration statement (No.333-91651) on Form S-8 of The viaLink Company of our report dated February 3, 2000, except as to Note 13, which is as of March 1, 2000, relating to the balance sheet of The viaLink Company as of December 31, 1999, and the related statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 1999 annual report on Form 10-KSB of The viaLink Company.

                                       KPMG LLP


Dallas, Texas
March 20, 2000